                                                             Exhibit 4.02







                                 TRUST AGREEMENT

                                     Between


            ---------------------------------------------------------

                         OKLAHOMA GAS & ELECTRIC COMPANY

                                       And

                        FIDELITY MANAGEMENT TRUST COMPANY


            ---------------------------------------------------------

             OKLAHOMA GAS & ELECTRIC COMPANY RETIREMENT SAVINGS PLAN

                                      TRUST






                          Dated as of November 30, 1993


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                                TABLE OF CONTENTS

 Section                                                              Page

   1   Trust........................................................    5

   2   Exclusive Benefit and Reversion of Sponsor Contributions.....    5

   3   Disbursements................................................    5
    (a) Directions from Administrator
    (b) Limitations

   4   Investment of Trust..........................................    5
    (a) Selection of Investment Options
    (b) Available Investment Options
    (c) Participant Direction
    (d) Mutual Funds
    (e) Sponsor Stock
    (f) Notes
    (g) Guaranteed Investment Contracts
    (h) Reliance of Trustee Directions
    (i) Trustee Powers

   5   Recordkeeping and Administrative Services to Be Performed....    12
    (a) General
    (b) Accounts
    (c) Inspection and Audit
    (d) Effect of Plan Amendment
    (e) Returns, Reports and Information

   6   Compensation and Expenses....................................    13

   7   Directions and Indemnification...............................    14
    (a) Identity of Administrator and Named Fiduciary
    (b) Directions from Administrator
    (c) Directions from Named Fiduciary
    (d) Co-Fiduciary Liability
    (e) Indemnification
    (f) Survival

   8   Resignation or Removal of Trustee............................    14
    (a) Resignation
    (b) Removal




                                       2
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                                TABLE OF CONTENTS
                                   (Continued)

 Section                                                              Page

   9   Successor Trustee............................................   15
    (a) Appointment
    (b) Acceptance
    (c) Corporate Action

  10   Termination..................................................   15

  11   Resignation, Removal, and Termination Notices................   15

  12   Duration.....................................................   15

  13   Amendment or Modification....................................   15

  14   General......................................................   16
    (a) Performance by Trustee, its Agents or Affiliates
    (b) Entire Agreement
    (c) Waiver
    (d) Successors and Assigns
    (e) Partial Invalidity
    (f) Section Headings

  15   Governing Law................................................   16
    (a) Massachusetts Law Controls
    (b) Trust Agreement Controls

  Schedules

     A. Recordkeeping and Administrative Services
     B. Fee Schedule
     C. Investment Options
     D. Sponsor's Authorization Letter
     E. Named Fiduciary's Authorization Letter
     F. IRS Determination Letter or Opinion of Counsel
     G. Telephone Exchange Procedures

         TRUST  AGREEMENT,  dated as of the 30th day of November  1993,  between

Oklahoma Gas & Electric Company,  an Oklahoma  corporation,  having an office at

101 North Robinson Street, Oklahoma City, OK 73102 (the "Sponsor"), and FIDELITY

MANAGEMENT TRUST COMPANY, a Massachusetts trust company,  having an office at 82

Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:


         WHEREAS, the Sponsor is the sponsor of the Oklahoma Gas & Electric Company Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Sponsor has previously established a trust (the "Prior Trust"); and

         WHEREAS, the Sponsor now desires to adopt a restated trust with the Trustee to hold and invest plan assets under the Plan, including assets held in the Prior Trust, for the exclusive benefit of participants in the Plan and their beneficiaries; and

         WHEREAS, the Oklahoma Gas & Electric Company Employees' Financial Programs Committee (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

         WHEREAS, the Oklahoma Gas & Electric Retirement Company Employees' Financial Programs Committee (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

         WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

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Section 1. Trust.  The Sponsor  hereby adopts,  restates,  and renames the Prior
Trust, the Oklahoma Gas & Electric Company Retirement Savings Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 2. Exclusive Benefit and Reversion of Sponsor Contributions. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

Section 3.  Disbursements.

         (a) Directions from Administrator. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Sponsor hereby directs that, pursuant to the Plan, a participant in-service withdrawal request may be made by telephone and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 4.  Investment of Trust.

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to what investment options: (i) the Trust shall be invested in during the participant recordkeeping reconciliation period, and (ii) the investment options in which Plan participants may invest, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) guaranteed investment contracts chosen by the Trustee, and (v) collective investment funds maintained by the Trustee for qualified plans; provided that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options or delete investment options, in either case, with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions or deletions.

         (c) Participant Direction. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Procedures attached hereto as Schedule "G". A participant shall be considered a named fiduciary of the Plan under ERISA for purposes of using the telephone exchange system to provide investment directions to the Trustee for the participant's individual account. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Procedures attached hereto as Schedule "G".

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested).

The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants or the Sponsor or the Named Fiduciary.

         (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Oklahoma Gas & Electric Common Stock Fund which shall consist of shares of Sponsor Stock and short-term liquid investments, including a commingled money market fund ("Fidelity Employee Benefit U.S. Government Reserves Portfolio") maintained by the Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. A cash target range shall be determined in conjunction with the Sponsor for the cash portion of the Oklahoma Gas & Electric Common Stock Fund. The Trustee is responsible for ensuring that the actual cash held in the Oklahoma Gas & Electric Common Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Oklahoma Gas & Electric Common Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Oklahoma Gas & Electric Common Stock Fund. The return earned by the Oklahoma Gas & Electric Common Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Oklahoma Gas & Electric Common Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Oklahoma Gas & Electric Common Stock Fund. Dividends received by the Oklahoma Gas & Electric Common Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                  (i) Acquisition  Limit.  Pursuant  to  the Plan, the Trust may
be  invested   in  Sponsor  Stock to  the  extent   necessary   to  comply  with
investment directions under Section 4(c) of this Agreement.

                  (ii) Fiduciary Duty of Named Fiduciary. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

                  (iii) Execution of Purchases and Sales. (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Procedures attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                         (1) If the Trustee is unable to determine the number of
shares required to be purchased or sold on such day; or

                         (2) If the  Trustee is unable to  purchase  or sell the
total number of shares required to be purchased or sold on such day as a result of market conditions; or

                         (3) If the Trustee is prohibited by the  Securities and
Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the  occurrence  of any of the  circumstances  described in (1),
(2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                  (B) Use of an Affiliated Broker. The Sponsor hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                           (i) As  consideration   for such brokerage  services,
the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                           (ii) Following the procedures set forth in Department
of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

                           (iii)   Any    successor   organization   of    FBSI,
through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                           (iv) The  Trustee  and FBSI  shall  continue  to rely
on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon thirty (30)days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                           (v)  Securities  Law  Reports.  The  Named  Fiduciary
shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                           (vi) Voting and Tender  Offers.  Notwithstanding  any
other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                           (A)  Voting.

                                    (1) When the  issuer of the   Sponsor  Stock
prepares for an annual or special stockholders' meeting, the Sponsor shall notify the Trustee 30 days in advance of the intended record and meeting dates. The Sponsor shall cause a copy of all proxy solicitation materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Oklahoma Gas & Electric Common Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                    (2) Each   participant  with  an interest in
the Oklahoma Gas & Electric Common Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Oklahoma Gas & Electric Common
Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund as directed by the participant. The Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund for which it has received no direction from the participant.

                                    (3) The  Trustee  shall  vote   that  number
of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting such participants' proportional interest in the Oklahoma Gas & Electric Common Stock Fund credited to participants' accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan. The Trustee shall vote those shares of Sponsor Stock not credited to participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in the Oklahoma Gas & Electric Common Stock Fund for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participants' accounts.

                           (B)  Tender Offers.

                                    (1) Upon commencement  of a tender offer for
any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Plan participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                    (2) Each   participant  shall have the right
to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund for which it has received no direction from the participant.

                                    (3) The  Trustee shall  tender  that  number
determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting participants' proportional interests in the Oklahoma Gas & Electric Common Stock Fund for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan.

                                    (4) A  participant  who  has  directed   the
Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(vi)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                    (5) A  direction  by  a  participant  to the
Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to the remaining investment options in which the proceeds should be invested, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

                           (vi)  Shares  Credited.  For  all  purposes  of  this
Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

                           (vii)  General.  With  respect  to  all rights  other
than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Oklahoma Gas & Electric Common Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                           (viii)  Conversion  All  provisions  in this  Section
4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

                  (f) Notes. The Administrator shall act as the Trustee's agent for participant loan notes and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the monthly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan note with the proceed check to the participant and obtain spousal consent if applicable. The Trustee also shall distribute truth-in-lending disclosure to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note. In any proceeding to enforce payment of such promissory note, such a duplicate shall be treated as the original for all purposes, and the Plan participant shall waive any defense he might otherwise have to enforcement of the promissory note by reason of the Trustee's failure to produce the original promissory note.

                  (g) Guaranteed Investment Contracts. Trust investments in guaranteed investment contracts ("GICs") shall be subject to the following limitations:

                           (i)  Commingled Pool  Investments. To the extent that
the Named Fiduciary selects as an investment option the Fidelity Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Fidelity Managed Income Portfolio of the Group Trust, and the Circular for the Fidelity Managed Income Portfolio.

                  (h)   Reliance of Trustee on Directions.

                           (i)  The Trustee shall not be liable for any loss, or
by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts, except arising from the Trustee's negligence or bad faith.

                           (ii) The Trustee shall not be liable for any loss, or
by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

                  (i) Trustee Powers. The Trustee shall have the following powers and authority:

                           (i)  Subject to  paragraphs  (b), (c), (d) and (e) of
this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                           (ii)  Subject  to  paragraphs  (b)  and  (c) of  this
Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

                           (iii)  To cause any securities or other property held
as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                           (iv)  To  keep  that  portion  of the  Trust  in cash
or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

                           (v) To make,  execute,  acknowledge,  and deliver any
and all documents of transfer or conveyance and to carry out the powers herein granted.

                           (vi)  With prior  approval  from the Sponsor,  (i) to
settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; (ii) to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and (iii) to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                           (vii) To  employ  legal,  accounting,  clerical,  and
other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                           (viii) To do all other acts although not specifically
mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 5.  Recordkeeping and Administrative Services to Be Performed.

         (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

         (b)  Accounts.   The  Trustee  shall  keep  accurate  accounts  of  all
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

         (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator reasonably deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.

Section 6. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. If there is a dispute regarding the bill submitted by the Trustee, the Sponsor shall give the Trustee reasonably prompt notice, the payment shall be suspended during the dispute and both parties will use their best efforts to resolve the dispute quickly. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

Section 7.  Directions and Indemnification.

         (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

         (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via EDT in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

         (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

         (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.

         (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

Section 8.  Resignation or Removal of Trustee.

         (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

         (b) Removal.  The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 9.  Successor Trustee.

         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 10. Termination. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 11. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Harvey Harris, Oklahoma Gas & Electric, 101 North Robinson, Oklahoma City, OK 73101, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.  Duration.  This Trust shall continue in effect  without limit as to
time,  subject,   however,   to  the  provisions  of  this Agreement relating to
amendment, modification, and termination thereof.

Section 13. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year (not to commence before November 30, 1996) amend Schedule "B" without the Sponsor's consent upon ninety
(90) days written notice to the Sponsor.

Section 14.  General.

         (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

         (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 15.  Governing Law.

         (a) Massachusetts Law Controls. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the banking laws of the Commonwealth of Massachusetts to the extent they govern the activities of the Trustee and otherwise in accordance with the laws of Oklahoma, except to the extent those laws are superseded under section 514 of ERISA.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.




                                               OKLAHOMA GAS & ELECTRIC
                                               COMPANY


  Attest:                                     By:
         ---------------------                  ---------------------
          Secretary



                                               FIDELITY MANAGEMENT TRUST
                                               COMPANY


  Attest:                                      By:
         ----------------------                   -------------------
         Assistant Clerk                          Senior Vice President

                                  Schedule "A"

                     RECORDKEEPING & ADMINISTRATIVE SERVICES

Administration

* Establishment and maintenance of participant account and election percentages.

* Maintenance of five (5) plan investment options:

         -Fidelity Managed Income Portfolio
         -Fidelity Asset Manager
         -Fidelity Asset Manager:  Income
         -Fidelity Asset Manager:  Growth
         -Oklahoma Gas & Electric Common Stock Fund

* Maintenance of six (6) money classifications:

         -Tax-Deferred Basic
         -Tax-Deferred Supplemental
         -Non-Deferral Basic
         -Non-Deferral Supplemental
         -Company
         -Pension Rollover

* Processing of mutual fund trades and Oklahoma Gas & Electric Common Stock Fund trades.

  The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing

* Daily processing of contribution data.
* Daily processing of transfers and changes of future allocations.
* Daily processing of withdrawals.

Other

* Monthly trial balance
* Quarterly administrative reports
* Quarterly participant statements
* l099-Rs
* Participant Loans
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

* Employee communications describing available investment options, including multimedia informational materials and group presentations.
* Daily  processing   in-service  withdrawals  via  telephone  due  to  specific circumstances authorized by the Sponsor.




OKLAHOMA GAS & ELECTRIC                     FIDELITY MANAGEMENT TRUST COMPANY
COMPANY

By:                                         By:
   ------------------                          -------------------------
                                               Senior Vice President

Date:                                       Date:
     ----------------                            -----------------------

                                  Schedule "B"
                                  FEE SCHEDULE


Annual Participant Fee:                        $12 per participant* per year
(Billed and payable quarterly)                 to the extent that assets managed
                                               by Fidelity are equal to or less
                                               than $32.1 million;

                                               $10 per participant* per year to
                                               the extent that assets managed by
                                               Fidelity are equal to or less
                                               than $35.8 million but greater
                                               than $32.1 million; and

                                               $8 per participant* per year to
                                               the extent that assets managed
                                               by Fidelity are equal to or less
                                               than $39.4 million but greater
                                               than $35.8 million.

Loan Fee                                       Establishment fee of $35.00 per
                                               loan; annual fee of $15.00 per
                                               loan.

Return of Excess Fee                           $25.00 per participant, a
(due to failure of ADP                         one-time charge per calculation
and ACP Testing)                               and check generation.

Remote Access Fee (optional)                   $1,000 per year, plus a monthly
                                               charge for TYMNET usage.  A
                                               one-time installation fee of
                                               $1,500 will also be charged to
                                               the Sponsor in the first year.


Other Fees: separate charges for optional use of remote access, ADP testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to maintain a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

Management Fee for Fidelity Employee
Benefit U.S. Government Reserves Portfolio:          .42%.

Trustee Fees

     To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, subject to a minimum of $10,000 and a maximum of $35,000 per year.



# Note: These fees have been negotiated and accepted based on current plan assets of $129 million, current participation of 3400 participants and projected net cash flows of $5.5 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current projected levels. Fees also have been based on the use of up to six Fidelity Fund investment options, and such fees will be subject to revision if additional investment options are added or deleted.



OKLAHOMA GAS & ELECTRIC                              FIDELITY MANAGEMENT TRUST
COMPANY                                              COMPANY



By:                                                  By:
   -----------------                                    ---------------------
                                                        Senior Vice President

Date:                                                Date:
     ---------------                                      -------------------

                                  Schedule "C"

                               INVESTMENT OPTIONS


         In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

         -Fidelity Managed Income Portfolio
         -Fidelity Asset Manager
         -Fidelity Asset Manager:  Income
         -Fidelity Asset Manager:  Growth
         -Oklahoma Gas & Electric Common Stock Fund




         The fund advised by Fidelity  Management  Trust Company  referred to in
Section 4(c) shall be Fidelity Managed Income Portfolio.



OKLAHOMA GAS & ELECTRIC COMPANY


By:
   ----------------------------
                         Date

                                  Schedule "D"

                          [Administrator's Letterhead]


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [Name of Plan]

         *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan. Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. McCarthy:

         This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or We] deliver to you written notice of the termination of authority of a designated individual.

                                                 Very truly yours,

                                                 [ADMINISTRATOR]


                                                 By


[signature of designated individual]
[name of designated individual]


[signature of designated individual]
[name of designated individual]


[signature of designated individual]
[name of designated individual]

                                  Schedule "E"

                         [Named Fiduciary's Letterhead]


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [Name of Plan]

Dear Ms. McCarthy:

         This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or We] deliver to you written notice of the termination of authority of a designated individual.

                                                  Very truly yours,

                                                  [NAMED FIDUCIARY]


                                                  By


[signature of designated individual]
[name of designated individual]


[signature of designated individual]
[name of designated individual]


[signature of designated individual]
[name of designated individual]

                                  Schedule "F"
                              [Law Firm Letterhead]

Jacqueline W. McCarthy
Fidelity Institutional Retirement
Services Company
82 Devonshire Street - A8B
Boston, MA  02109
                                 [Name of Plan]
Dear Ms. McCarthy:

         In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

         The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

         The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

         Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

         [Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

                                           Sincerely,
                                           [name of law firm]

                                           By  [signature]
                                           [name of partner]

                                  Schedule "G"


                          TELEPHONE EXCHANGE PROCEDURES


The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.



                  Mutual Funds, Sponsor Stock Fund and Fidelity
                            Managed Income Portfolio


               I. Exchanges Between Mutual Funds, Sponsor Stock Fund and Fidelity Managed Income Portfolio

                    Participants may call on any business day to exchange between mutual funds, Sponsor Stock and Fidelity Managed Income Portfolio. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.

               II.  Exchange Restrictions

                    It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Sponsor Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of Sponsor Stock to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.


OKLAHOMA GAS & ELECTRIC COMPANY


By:

   -------------------------
                    Date

                                                                   EXHIBIT
                                                                   -------
                       FIRST AMENDMENT TO TRUST AGREEMENT
                  BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                         OKLAHOMA GAS & ELECTRIC COMPANY


         THIS FIRST AMENDMENT, dated as of the first day of February, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Oklahoma Gas & Electric Company (the "Sponsor"):

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated November 30, 1993 with regard to the Oklahoma Gas & Electric Company Retirement Savings Plan (the "Plan"); and

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the trust agreement as provided for in Section 13 thereof by:

               (1) Replacing all references to Fidelity Employee Benefit U.S. Government Reserves Portfolio with the following:

                    Fidelity   Institutional   Cash  Portfolios;   Money  Market
                    Portfolio; Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee.

               (2) Amending and adding the following mutual funds to the "investment options" portions of Schedules "A" and "C", as follows:

                           Fidelity Contrafund
                           Fidelity Balanced Fund
                           Fidelity Blue Chip Growth Fund

               (3) Amending Schedule "A" by inserting a new bullet under "Other," to read as follows:

                    The  Trustee   shall   provide   coupon  books  to  retired,
                    terminated, or leave of absence employees, as directed by the Sponsor, for outstanding loan balances.

               (4) Amending Schedule "B" to reflect the addition of the Coupon Books Fee, to read as follows:

                    Coupon Books Fee        $5.00 per coupon book.

                       SECOND AMENDMENT TO TRUST AGREEMENT
                  BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                         OKLAHOMA GAS & ELECTRIC COMPANY


         THIS SECOND AMENDMENT, dated as of the first day of September, 1995 by and between Fidelity Management Trust Company (the "Trustee") and Oklahoma Gas & Electric Company (the "Sponsor"):

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated November 30, 1993, with regard to the Oklahoma Gas & Electric Company Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof,

         NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

               (1) Amending and restating the "investment options" portion of Schedules "A" and "C", to read as follows:

                    Oklahoma Gas & Electric Common Stock Fund
                    Fidelity Contrafund
                    Fidelity Growth & Income Portfolio
                    Fidelity Blue Chip Growth Fund
                    Fidelity Asset  Manager
                    Fidelity Asset  Manager: Growth
                    Fidelity Asset Manager:  Income
                    Fidelity Managed Income Portfolio

                             AMENDMENT NUMBER THREE
                                     TO THE
                        OKLAHOMA GAS AND ELECTRIC COMPANY
                          RETIREMENT SAVINGS PLAN TRUST
                          Dated as of November 30, 1993
                          -----------------------------

         Oklahoma  Gas  and  Electric  Company,  an  Oklahoma  corporation  (the
"Company"), in accordance with the authority contained in Section 13 of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan Trust (the "Trust"), hereby amends the Trust, effective as of the effective date of the reorganization of the Company and its affiliates (whereby the Company will become a wholly-owned subsidiary of OGE Energy Corp.), as follows:

               1. The Oklahoma Gas and Electric Company Employees' Retirement Savings Plan Trust (the "Trust") is hereby renamed the OGE Energy Corp. Employees' Retirement Savings Plan Trust.

               2. The reference to "Oklahoma Gas and Electric Company Retirement Savings Plan Trust" contained in Section 1 of the Trust is hereby amended to read "OGE Energy Corp. Employees' Retirement Savings Plan Trust."

               3. The references to "Oklahoma Gas and Electric Company" contained in the introduction to the Trust and in Section 11 of the Trust are hereby amended to read "OGE Energy Corp."

               4. The references to "Oklahoma Gas and Electric Company Common Stock Fund" in Section 4(e), Schedule A and Schedule C of the Trust are hereby amended to read "OGE Energy Corp. Common Stock Fund."

               5. The name "Harvey Harris" in Section 11 of the Trust is hereby replaced with the name "Marvin E. Lane."